As filed with the Securities and Exchange Commission on September 6, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Helmerich & Payne, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	73-0679879
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1437 South Boulder Ave., Tulsa, Oklahoma 74119

(Address of Principal Executive Offices)              (Zip Code)

Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan

(Full Title of the Plan)

Steven R. Mackey, 1437 South Boulder Ave., Suite 1400, Tulsa, Oklahoma 74119

(Name and Address of Agent for Service)

(918) 742-5531

(Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

TITLE OF		PROPOSED	PROPOSED
EACH CLASS OF		MAXIMUM	MAXIMUM
SECURITIES	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
TO BE	TO BE	PRICE	OFFERING	REGISTRATION
REGISTERED	REGISTERED	PER SHARE (1)	PRICE(1)	FEE(1)
Common Stock, $0.10 par value	4,000,000 shares	$24.66	$98,640,000	$10,554.48

(1)           Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, the offering price and registration fee are based on a price of $24.66 per share, which price is an average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on September 1, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                    Plan Information(2)

Item 2.                    Registrant Information and Employee Plan Annual Information(2)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                    Incorporation of Certain Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference:

(a)           Helmerich & Payne, Inc. (the “Company”) Annual Report on Form 10-K, and Form 10-K/A (filed July 28, 2006), for the fiscal year ended September 30, 2005.

(b)           The Company’s Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarters ended December 31, 2005, March 31, 2006, and June 30, 2006, and the Company’s Current Reports on Form 8-K filed October 19, 2005, October 28, 2005, November 16, 2005, December 8, 2005, December 9, 2005, December 12, 2005, January 9, 2006, January 25, 2006, January 26, 2006, February 21, 2006, March 2, 2006, March 13, 2006, April 27, 2006, June 23, 2006, July 7, 2006, July 11, 2006, July 27, 2006 and August 31, 2006.

(c)           The description of the Common Stock of the Company contained in its Registration Statement on Form S-1 filed November 13, 1967 (effective December 21, 1967) with the Securities and Exchange Commission, and the description of Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed on January 18, 1996 with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended by Amendment No. 1 to Form 8-A filed with the Securities and Exchange Commission on December 12, 2005.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of the filing of such documents.

(2)           Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of the Form S-8, and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

Item 4.                    Description of Securities - Not applicable.

Item 5.                    Interests of Named Experts and Counsel

The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Steven R. Mackey, Vice President, Secretary and General Counsel of the Company.  Mr. Mackey presently owns shares of Common Stock of the Company.

Item 6.                    Indemnification of Officers and Directors

The Fourteenth Article of the Company’s Restated Certificate of Incorporation provides for the indemnification by the Company of any director, officer or employee of the Company or any of its subsidiaries in connection with any claim, action, suit or proceeding brought or threatened by reason of such position with the Company or any of its subsidiaries.  The stockholders of the Company on March 4, 1987, approved an amendment to the Restated Certificate of Incorporation which (i) limited or in certain circumstances eliminated the personal liability of a director to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director as authorized by Section 102(b) of the Delaware General Corporation Law, (ii) expanded the Company’s indemnification of its officers and directors as provided by Section 145 of the Delaware General Corporation Law; provided, however, that the directors remain subject to personal liability for breaches of the duty of loyalty, acts committed in bad faith or intentional misconduct, the payment of an unlawful dividend or any transaction from which the directors received an improper personal benefit, and (iii) permitted the Company as provided in Section 145 of the Delaware General Corporation Law to maintain insurance to protect itself and any director, officer, employee or agent of the Company.  The Company presently maintains in effect a liability insurance policy covering officers and directors.

Item 7.                    Exemption From Registration Claimed - Not applicable.

Item 8.                    Exhibits

The following are filed as exhibits to this Registration Statement:

4.1           Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc.

4.2           Amended and Restated By-laws of Helmerich & Payne, Inc. are incorporated herein by reference to Exhibit 3.1 of the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 2, 2006.

4.3           Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Helmerich & Payne, Inc.

4.4           Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan incorporated by reference to Exhibit “A” of Registrant’s Proxy Statement dated January 26, 2006.

4.5           Form of Incentive Stock Option Agreement for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan.

4.6           Form of Nonqualified Stock Option Agreement for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan.

4.7           Form of Restricted Stock Award Agreement for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan.

4.8           Rights Agreement dated as of January 8, 1996, between the Registrant and The Liberty National Bank and Trust Company of Oklahoma City, N.A. is incorporated herein by reference to the Registrant’s Form 8-A, dated January 18, 1996.

4.9           Amendment No. 1 to Rights Agreement dated December 8, 2005, between the Registrant and UMB Bank, N.A. is incorporated herein by reference to Exhibit 4 of the Company’s Form 8-K filed on December 12, 2005.

5.1           Opinion of Steven R. Mackey as to the legality of shares of Common Stock being registered.

23.1         Consent of Ernst & Young LLP.

23.2         Consent of Steven R. Mackey (contained in his opinion filed as Exhibit 5.1).

Item 9.                    Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the

Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on this 6th day of September, 2006.

HELMERICH & PAYNE, INC.

By:	/s/ HANS HELMERICH
HANS HELMERICH
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM L. ARMSTRONG	Director	September 6, 2006
WILLIAM L. ARMSTRONG

/s/ GLENN A. COX	Director	September 6, 2006
GLENN A. COX

/s/ GEORGE S. DOTSON	Director	September 6, 2006
GEORGE S. DOTSON

/s/ W. H. HELMERICH III	Director	September 6, 2006
W. H. HELMERICH, III

/s/ HANS HELMERICH	Director, President and	September 6, 2006
HANS HELMERICH	Chief Executive Officer
(Principal Executive Officer)

/s/ PAULA MARSHALL	Director	September 6, 2006
PAULA MARSHALL

/s/ EDWARD B. RUST, JR.	Director	September 6, 2006
EDWARD B. RUST, JR.

/s/ JOHN D. ZEGLIS	Director	September 6, 2006
JOHN D. ZEGLIS

/s/ DOUGLAS E. FEARS	Vice President, Finance	September 6, 2006
DOUGLAS E. FEARS	(Principal Financial Officer)

/s/ GORDON HELM	Controller	September 6, 2006
GORDON HELM	(Principal Accounting Officer)

EXHIBITS INDEX
(for Electronic filing)

4.1           Amended and Restated Certificate of Incorporation of Helmerich & Payne, Inc.

4.2           Amended and Restated By-laws of Helmerich & Payne, Inc. are incorporated herein by reference to Exhibit 3.1 of the Registrant's Form 8-K filed with the Securities and Exchange Commission on March 2, 2006.

4.3           Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of Helmerich & Payne, Inc.

4.4           Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan incorporated by reference to Exhibit “A” of Registrant’s Proxy Statement dated January 26, 2006.

4.5           Form of Incentive Stock Option Agreement for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan.

4.6           Form of Nonqualified Stock Option Agreement for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan.

4.7           Form of Restricted Stock Award Agreement for the Helmerich & Payne, Inc. 2005 Long-Term Incentive Plan.

4.8           Rights Agreement dated as of January 8, 1996, between the Registrant and The Liberty National Bank and Trust Company of Oklahoma City, N.A. is incorporated herein by reference to the Registrant’s Form 8-A, dated January 18, 1996.

4.9           Amendment No. 1 to Rights Agreement dated December 8, 2005, between the Registrant and UMB Bank, N.A. is incorporated herein by reference to Exhibit 4 of the Company’s Form 8-K filed on December 12, 2005.

5.1           Opinion of Steven R. Mackey as to the legality of shares of Common Stock being registered.

23.1         Consent of Ernst & Young LLP.

23.2         Consent of Steven R. Mackey (contained in his opinion filed as Exhibit 5.1.)